SCHEDULE 14A INFORMATION
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Progress Software Corporation
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SCHEDULE 14A INFORMATION
PROGRESS SOFTWARE CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROGRESS SOFTWARE CORPORATION
PROXY STATEMENT
VOTING PROCEDURES
PROPOSALS 1 AND 2: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
DIRECTORS’ COMPENSATION
SECURITY OWNERSHIP OF CERTAIN HOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EMPLOYEE RETENTION AND MOTIVATION AGREEMENTS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
PROPOSAL 3: AMENDMENT TO THE PROGRESS SOFTWARE CORPORATION 1991 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4: PROPOSED AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1997 STOCK INCENTIVE PLAN
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXPENSES OF SOLICITATION
PROPOSALS OF SHAREHOLDERS FOR 2008 ANNUAL MEETING
AVAILABLE INFORMATION
Appendix A
Appendix B

PROGRESS SOFTWARE CORPORATION
14 Oak Park
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Progress Software Corporation (the “Company”) will be held on Thursday, April 26, 2007, commencing at 10:00 A.M., local time, at the principal executive offices of the Company, 14 Oak Park, Bedford, Massachusetts 01730, for the following purposes:

1.	To fix the number of directors constituting the full Board of Directors of the Company at six;

2.	To elect six directors;

3.	To approve an amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under such plan from 3,200,000 shares to 4,000,000 shares;

4.	To approve the amendment and restatement of the Company’s 1997 Stock Incentive Plan;

5.	To consider and act upon the shareholder proposal described in the accompanying Proxy Statement if properly presented at the meeting; and

6.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 28, 2007 as the record date for determination of shareholders entitled to receive notice of and vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

James D. Freedman
Secretary

March 27, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

PROGRESS SOFTWARE CORPORATION
14 Oak Park
Bedford, Massachusetts 01730

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Progress Software Corporation (the “Company”) of proxies for use at the 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) to be held on April 26, 2007, at 10:00 A.M., local time, at the principal executive offices of the Company, 14 Oak Park, Bedford, Massachusetts 01730. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about March 27, 2007.

At the 2007 Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following proposals:

1.	To fix the number of directors constituting the full Board of Directors of the Company at six;

2.	To elect six directors;

3.	To approve an amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under such plan from 3,200,000 shares to 4,000,000 shares;

4.	To approve the amendment and restatement of the Company’s 1997 Stock Incentive Plan; and

5.	To consider and act upon the shareholder proposal described in this Proxy Statement if properly presented at the 2007 Annual Meeting.

The information contained in the “Audit Committee Report” on pages 11 and 12, the “Compensation Committee Report” on pages 14 and 15 and the “Stock Performance Graph” on page 16 shall not be deemed “filed” with the Securities and Exchange Commission (the “Commission”) or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

VOTING PROCEDURES

Only holders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), outstanding at the close of business on February 28, 2007 are entitled to vote at the 2007 Annual Meeting and any adjournment or postponement thereof. As of that date, there were 40,830,754 shares outstanding and entitled to vote. Each outstanding share entitles the holder to one vote on any proposal presented at the 2007 Annual Meeting. A list of the shareholders entitled to notice of the 2007 Annual Meeting is available for inspection by any shareholder at the Company’s principal office at the address above.

Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the 2007 Annual Meeting by giving written notice of such revocation to the Secretary of the Company, by signing and duly delivering a proxy bearing a later date or by attending and voting in person at the 2007 Annual Meeting. Duly executed proxies received and not revoked prior to the 2007 Annual Meeting will be voted in accordance with the instructions indicated in the proxy. If no instructions are indicated, such proxies will be voted FOR the proposal to fix the number of directors constituting the full Board of Directors at six, FOR the election of the nominees for director named in the proxy, FOR the amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, FOR the approval of the amendment and restatement of the Company’s 1997 Stock Incentive Plan, AGAINST the Shareholder Proposal and in the discretion of the proxies as to other matters that may properly come before the 2007 Annual Meeting or any adjournment or postponement thereof.

A quorum at the 2007 Annual Meeting shall consist of a majority in interest of the shares of Common Stock outstanding on the record date for the meeting. Votes withheld from any nominee for election as director, abstentions and broker “non-votes” will be counted as present or represented at the 2007 Annual Meeting for purposes of determining the presence or absence of a quorum for the meeting. A broker “non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner. Abstentions and broker “non-votes” with respect to a proposal are not included in calculating the number of votes cast on the proposal and therefore do not have the effect of voting against the proposal. An automated system administered by the Company’s transfer agent tabulates the votes.

The Board of Directors of the Company knows of no other matters to be presented at the 2007 Annual Meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted in accordance with the judgment of the persons named as proxies.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and the Company’s 2006 Annual Report may have been sent to multiple shareholders in a single household. The Company will promptly deliver a separate copy of either document to shareholders who so request by calling or writing to the Company at the following address: Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, phone 781-280-4000, Attn: Investor Relations, or by submitting an email request to finance-info@progress.com. Shareholders who would like to receive separate copies of the Company’s annual report and proxy statement in the future, or who would like to receive only one copy per household should contact his or her bank, broker or other nominee record holder, or contact the Company at the above address, phone number or email.

PROPOSALS 1 AND 2: ELECTION OF DIRECTORS

The Company’s by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by the shareholders of the Company, and may be enlarged or reduced by vote of a majority of the Board of Directors. Currently the Board of Directors is comprised of seven members. The Nominating and Corporate Governance Committee of the Board of Directors has recommended that the number of directors be fixed at six and has nominated for election as directors Joseph W. Alsop, Barry N. Bycoff, Roger J. Heinen, Charles F. Kane, Michael L. Mark, and Scott A. McGregor, each of whom is currently a director of the Company. Amram Rasiel, who has been a director of the Company since 1983, will not stand for re-election to the Board at the 2007 Annual Meeting. Each director elected at the 2007 Annual Meeting will hold office until the next Annual Meeting of Shareholders or special meeting in lieu thereof and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. There are no family relationships among any of the executive officers or directors of the Company.

Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event that before the 2007 Annual Meeting one or more nominees should become unwilling or unable to serve, the persons named in the enclosed proxy will vote shares represented by any proxy received by the Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee of the Board of Directors of the Company.

If a quorum is present at the 2007 Annual Meeting, a majority of the votes properly cast will be required to fix the number of directors at six and a plurality of the votes properly cast will be required to elect a nominee to the office of director.

The Board of Directors recommends that you vote FOR fixing the number of directors at six and FOR the election of the six individuals named below as directors of the Company.

Nominee	Age	Present Principal Employer and Recent Business Experience

Joseph W. Alsop	61	Mr. Alsop, a Co-Founder of the Company, has been a director and Chief Executive Officer of the Company since its inception in 1981.
Barry N. Bycoff	58	Mr. Bycoff has been a director of the Company since March 2007. He has been a Partner of Pequot Ventures since 2005. From 1996 to 2004, Mr. Bycoff was Chairman and CEO of Netegrity.
Roger J. Heinen, Jr.	56	Mr. Heinen has been a director of the Company since March 1999. Mr. Heinen has been a Partner of Flagship Ventures, a venture capital company, since 1997. Mr. Heinen formerly served as Senior Vice President, Developer Division, Microsoft Corporation. Mr. Heinen is also a director of ANSYS Inc. and Monotype Imaging Holdings Inc.
Charles F. Kane	49	Mr. Kane has been a director of the Company since November 2006. Mr. Kane is currently CFO of One Laptop Per Child. From May 2006 to October 2006 Mr. Kane served as CFO of RSA Security and from July 2002 to May 2006 as CFO of Aspen Technology. Mr. Kane is also a director of Applix Inc.
Michael L. Mark	61	Mr. Mark was elected Chairman of the Board in December 2006 and has been a director of the Company since July 1987. Mr. Mark is a private investor.
Scott A. McGregor	50	Mr. McGregor has been a director of the Company since March 1998. Mr. McGregor has been President and CEO of Broadcom Corp. since January 2005. From 2002 to 2004, he was CEO of Philips Semiconductors.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors of the Company held nine meetings during the fiscal year ended November 30, 2006. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee of the Board of Directors on which he served. There are three standing committees of the Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Upon consideration of the requirements regarding director independence set forth in Marketplace Rules 4200 and 4350 of The Nasdaq Stock Market, the Board of Directors has determined that, with the exception of Mr. Alsop, all members of the Board of Directors are independent within the meaning of such rules, and all members of the committees of the Board are likewise independent.

The Audit Committee, of which Messrs. Heinen, Kane, Mark and Rasiel are the current members, assists the Board of Directors in fulfilling its oversight responsibilities relating to the financial information which will be provided to shareholders and others, the internal control system which management and the Board of Directors have established, the independence and performance of the Company’s independent registered public accounting firm and the audit process. The Nominating and Corporate Governance Committee and the Audit Committee monitor developments related to corporate governance and update the Company’s practices as they deem appropriate. The Audit Committee held four meetings during the fiscal year ended November 30, 2006. Mr. Kane is currently the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Kane qualifies as an “audit committee financial expert” under the rules of the Commission. The Audit Committee operates under a written charter, a copy of which can be found on the Company’s website at http://www.progress.com under the Corporate Governance page.

The Compensation Committee, of which Messrs. Heinen and McGregor are the current members, held one meeting during the fiscal year ended November 30, 2006. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company and determines the salaries and incentive compensation for executive officers of the Company. The Compensation Committee also administers the Company’s stock plans. The Compensation Committee operates under a written charter, a copy of which can be found on the Company’s website at http://www.progress.com under the Corporate Governance page.

The Nominating and Corporate Governance Committee, of which Messrs. Heinen, Kane and Rasiel are the current members, held one meeting during the fiscal year ended November 30, 2006. Mr. Heinen is currently the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying qualified candidates for election to the Board of Directors and nominating the candidates proposed for election as directors at the annual meeting. It also assists in determining the composition of the Board of Directors and its committees, in developing and monitoring a process to assess Board effectiveness and in developing and implementing the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which can be found on the Company’s website at http://www.progress.com under the Corporate Governance page. A copy of the Company’s Corporate Governance Guidelines can also be found on the Company’s website at http://www.progress.com under the Corporate Governance page.

The Nominating and Corporate Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chairman, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. In 2006, the Company engaged a third-party search firm for assistance in identifying potential director candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

In selecting director nominees, the Nominating and Corporate Governance Committee seeks candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. The Nominating and Corporate Governance Committee has established the following minimum requirements: having at least five years of business experience, having no identified conflicts of interest as a prospective director of the Company, having not been convicted in a criminal proceeding aside from traffic violations during the five years prior to the date of selection, and being willing to comply with the Company’s Code of Conduct and Finance Code of Professional Ethics. The Nominating and Corporate Governance Committee retains the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

The Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and nominates candidates for election at the annual meeting of shareholders. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews each such director’s overall past service to the Company, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable independence standards. In the case of a new director candidate, the Nominating and Corporate Governance Committee determines whether the candidate meets the applicable independence standards, and the level of the candidate’s financial expertise. The candidate will also be interviewed by the Nominating and Corporate Governance Committee. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending a written communication to the committee at the Company’s offices located at: 14 Oak Park, Bedford, Massachusetts 01730. Recommendations sent by shareholders must provide the candidate’s name, biographical data and qualifications, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand fundamental financial statements, other board memberships (if any), and such other information as reasonably available and sufficient to enable the Nominating and Corporate Governance Committee to evaluate the minimum qualifications stated above. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Shareholder recommendations of candidates for election as directors at an annual meeting of shareholders must be given at least 90 days prior to the date of the next annual meeting of shareholders.

The Board of Directors has adopted a Finance Code of Professional Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Corporate Controller and other employees of the finance organization and a Code of Conduct that applies to all officers, directors and employees of the Company. Copies of the Code of Conduct and the Finance Code of Professional Ethics can be found on the Company’s website at http://www.progress.com under the Corporate Governance page.

During 2006, the Company undertook a review of its historical stock option practices and related accounting in connection with an inquiry made by the Commission into the Company’s option-granting practices. Following such review, in February 2007, the Board of Directors adopted a Stock Option Grant Policy providing for stock options and other equity awards to be made on fixed grant dates during the year. A copy of the Company’s Stock Option Grant Policy can be found on the Company’s website at http://www.progress.com under the Corporate Governance page.

The Company does not require members of the Board of Directors to attend its annual meeting of shareholders. Other than Mr. Alsop, no members of the Board of Directors attended the 2006 Annual Meeting of Shareholders.

The Board of Directors welcomes communications from the Company’s shareholders. Any shareholder may communicate either with the Board as a whole, or with any individual director, by sending a written communication addressed to the Board of Directors or to such director at the Company’s offices located at: 14 Oak Park, Bedford, Massachusetts 01730 or by submitting an email communication to board@progress.com. All communications sent to the Board of Directors will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed.

DIRECTORS’ COMPENSATION

Each of the Company’s non-employee directors who rendered services during fiscal 2006 were granted options to purchase 20,000 shares of Common Stock pursuant to the Company’s 1997 Stock Incentive Plan and has been reimbursed, upon request, for expenses incurred in attending Board of Directors’ meetings. In addition, each member of the Audit Committee was awarded an additional grant of options to purchase 1,500 shares. Members of each of the other Committees were awarded a grant of options to purchase 1,000 shares for service on each such Committee. The Chair of the Audit Committee was awarded an option to purchase an additional 750 shares and the Chairs of the other Committees were awarded additional grants of options to purchase 500 shares. Each of these options was exercisable in full commencing on the date of grant. Each option expires on the seventh anniversary of the date of grant and has an exercise price equal to the closing price of the Common Stock, as reported by The Nasdaq Stock Market on the date of grant. Charles F. Kane joined the Board on November 9, 2006 and was awarded a new Director grant of 10,000 stock options that vests in equal monthly installments over 60 months starting on December 1, 2006.

It was recently brought to the Company’s attention that the Company’s 1997 Stock Incentive Plan contains language that prohibits directors who serve on the Compensation Committee from receiving option grants under such plan. It is the Company’s position that such language was a result of a scrivener’s error and should not have been included in the plan. Nevertheless, Messrs. Heinen and McGregor agreed to forfeit the stock options granted to them in fiscal 2006 and the Company has taken action to cancel such stock options. The Company has committed to grant make-whole equity awards and/or cash payments to Messrs. Heinen and McGregor. Additional information regarding the 1997 Stock Incentive Plan and the scrivener’s error is set forth in proposal four commencing on page 19.

Mr. Bycoff joined the Board of Directors in March 2007 and, thus, he did not receive any compensation during fiscal 2006. Mr. Alsop who is an employee of the Company is not paid any separate fees and does not receive stock options for his service in the capacity of director.

SECURITY OWNERSHIP OF CERTAIN HOLDERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s Common Stock beneficially owned by all persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock, by each of the Company’s current directors, by each of the executive officers named in the Summary Compensation Table appearing on pages 8 and 9, and by all current executive officers and directors of the Company as a group, as of March 15, 2007.

	Beneficially Owned Shares
Name and Address of Beneficial Owner (1)	Number	Percent

T. Rowe Price Associates, Inc.(2)	3,296,917	8.1%
100 East Pratt Street Baltimore, MD 21202
Private Capital Management, L.P.(3)	3,174,357	7.8%
8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108
FMR Corp., Edward C. Johnson 3d(4)	2,382,878	5.8%
82 Devonshire Street Boston, MA 02109
Joseph W. Alsop(5)	2,290,253	5.4%
14 Oak Park Bedford, MA 01730
Barclays Global Investors, N.A.(6)	2,133,002	5.2%
45 Fremont Street San Francisco, CA 94015
Amram Rasiel(7)	574,000	1.4%
Richard D. Reidy(8)	413,902	1.0%
David G. Ireland(9)	341,406	*
Norman R. Robertson(10)	271,867	*
Michael L. Mark(11)	169,250	*
James D. Freedman(12)	107,890	*
Scott A. McGregor(13)	93,547	*
Roger J. Heinen, Jr.(14)	41,794	*
Charles F. Kane(15)	1,000	*
Barry N. Bycoff	0	*
All executive officers and directors as a group (13 persons)(16)	4,417,295	10.0%

*	Less than 1%

(1)	All persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the other information contained in the footnotes to this table.

(2)	Derived from Schedule 13G/A filed February 14, 2007. The Schedule 13G/A reported that T. Rowe Price held sole voting power over 936,700 shares and sole dispositive power over 3,296,917 shares.

(3)	Derived from Schedule 13G/A filed February 14, 2007. The Schedule 13G/A reported sole voting and dispositive power over 3,200 shares and shared voting and dispositive power over 3,171,157 shares.

(4)	Derived from Schedule 13G filed February 14, 2007. The Schedule 13G reported that Fidelity Management and Research Company (“Fidelity”) is the beneficial owner of 2,382,878 shares. Edward C. Johnson 3d and FMR, through its control of Fidelity, each has sole power to dispose of the 2,382,878 shares.

(5)	Includes 1,949,500 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007.

(6)	Derived from Schedule 13G/A filed January 23, 2007 by Barclays Global Investors, N.A., Barclays Global Fund Advisors and Barclays Global Investors, Ltd. The Schedule 13G/A reported sole voting power over 1,961,300 shares and sole dispositive power over 2,133,002 shares.

(7)	Includes 33,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007.

(8)	Includes 412,832 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007.

(9)	Includes 320,100 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007.

(10)	Includes 264,025 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007.

(11)	Includes 93,250 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007.

(12)	Includes 105,750 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007.

(13)	Includes 81,547 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007.

(14)	Includes 35,500 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007.

(15)	Includes 1,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007.

(16)	Includes 3,399,626 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2007

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s Common Stock, to file reports of ownership of, and transactions in, the Company’s securities with the Commission. This information is also filed with The Nasdaq Stock Market. Such directors, executive officers and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that with respect to the fiscal year ended November 30, 2006, its directors, officers and 10% shareholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has certain indemnification obligations to its directors and executive officers, including the advancement of expenses in certain circumstances. In connection with the Commission’s inquiry regarding the Company’s option-granting practices, during fiscal year 2006, the Company advanced approximately $86,876 to Mr. Alsop, approximately $61,919 to Mr. Robertson, and approximately $132,547 to Mr. Freedman to pay for their respective legal expenses.

The Company engaged Mintz Levin Cohn Ferris Glovsky and Popeo PC (“Mintz”) during fiscal 2006 to provide legal services, principally relating to immigration. Neil H. Aronson, the brother-in-law of James D. Freedman, is a partner of Mintz. For fiscal 2006, legal fees billed by Mintz to the Company aggregated approximately $109,872. Also during fiscal 2006, the Company entered into a contract with High Performance Learning Inc. (“HPL”), pursuant to which the Company retained the services of HPL to assist the Company in preparing and submitting an application for training program grants from the Commonwealth of Massachusetts Workforce Training Fund (the “HPL Contract”). The Company was approved for grants of a total amount of $203,403. Pursuant to the HPL Contract the Company is required to utilize HPL for the provision of a minimum of 75% of the training programs covered by the grants. The Company is therefore committed to pay to HPL for training services a minimum of $152,551 under the HPL Contract. Steven Aronson, the brother-in-law of Mr. Freedman, is President of HPL.

The Company did not engage in any other transactions or series of similar transactions in which the amount involved exceeded $60,000 and in which any of the Company’s directors or executive officers, any holder of more than 5% of the Company’s class of our voting securities or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest.

EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation earned by (i) the Company’s Chief Executive Officer (CEO) and (ii) the Company’s four most highly compensated executive officers other than the CEO during the 2006 fiscal year (collectively, the “Named Executive Officers”), for services rendered in fiscal 2006, 2005 and 2004.

Summary Compensation Table

				Long Term
				Compensation
				Awards(1)
				Securities	All Other
		Annual Compensation		Underlying	Compensation ($)
Name and Principal Position	Year	Salary($)	Bonus($)	Options/SARS	(2)

Joseph W. Alsop	2006	$350,000	$299,000	180,000	$46,587
Co-Founder and	2005	$350,000	$357,300	—	$45,228
Chief Executive Officer	2004	$350,000	$302,250	200,000	$44,984
James D. Freedman	2006	$224,133	$106,307	30,000	$23,502
Senior Vice President and	2005	$218,400	$122,519	25,000	$22,418
General Counsel	2004	$217,350	$95,288	45,000	$22,058
David G. Ireland	2006	$306,000	$261,960	60,000	$39,261
President, OpenEdge	2005	$306,000	$281,758	54,000	$36,950
Division	2004	$303,500	$217,581	100,000	$35,172
Richard D. Reidy	2006	$255,000	$200,090	40,000	$28,010
President, DataDirect	2005	$255,000	$184,330	40,000	$27,246
Technologies	2004	$253,333	$150,462	70,000	$27,539
Norman R. Robertson	2006	$255,000	$172,040	50,000	$30,101
Senior Vice President,	2005	$255,000	$199,530	40,000	$28,845
Finance and Administration	2004	$252,916	$158,439	70,000	$28,717
and Chief Financial Officer

(1)	The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during fiscal 2006, fiscal 2005 or fiscal 2004.

(2)	The amounts disclosed in this column include:

(a)	Company contributions for fiscal 2006 of $13,200 to a defined contribution plan, the Progress Software Corporation 401(k) Plan (the “401(k) Plan”) for each of the Named Executive Officers.

(b)	Payments by the Company for fiscal 2006 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $29,250; Mr. Freedman, $7,615; Mr. Ireland, $22,096; Mr. Reidy, $13,186; and Mr. Robertson, $14,102.

(c)	Payments by the Company in fiscal 2006 of elected taxable long-term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,365; Mr. Freedman, $853; Mr. Ireland, $1,193; Mr. Reidy, $994; and Mr. Robertson, $994.

(d)	Imputed income in fiscal 2006 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $2,772; Mr. Freedman, $1,834; Mr. Ireland, $2,772; Mr. Reidy, $630; and Mr. Robertson, $1,805.

(e)	Company contributions for fiscal 2005 to the 401(k) Plan of $13,230 for each of the Named Executive Officers.

(f)	Payments by the Company for fiscal 2005 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $27,861; Mr. Freedman, $6,532; Mr. Ireland, $19,755; Mr. Reidy, $12,391; and Mr. Robertson, $12,816.

(g)	Payments by the Company in fiscal 2005 of elected taxable long-term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,365; Mr. Freedman, $851; Mr. Ireland, $1,193; Mr. Reidy, $994; and Mr. Robertson, $994.

(h)	Imputed income in fiscal 2005 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $2,772; Mr. Freedman, $1,805; Mr. Ireland, $2,772; Mr. Reidy, $631; and Mr. Robertson, $1,805.

(i)	Company contributions for fiscal 2004 to the 401(k) Plan of $12,300 for each of the Named Executive Officers.

(j)	Payments by the Company for fiscal 2004 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $29,760; Mr. Freedman, $7,103; Mr. Ireland, $19,911; Mr. Reidy, $13,669; and Mr. Robertson, $13,644.

(k)	Payments by the Company in fiscal 2004 of elected taxable long-term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,194; Mr. Freedman, $786; Mr. Ireland, $1,127; Mr. Reidy, $939; and Mr. Robertson, $939.

(l)	Imputed income in fiscal 2004 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,730; Mr. Freedman, $1,869; Mr. Ireland, $1,834; Mr. Reidy, $631; and Mr. Robertson, $1,834.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information with respect to the grant of stock options in fiscal year 2006 to each of the Named Executive Officers.

						Potential
	Individual Grants					Realizable Value at
	Number of		% of Total			Assumed Annual
	Securities		Options			Rates of Stock Price
	Underlying		Granted to	Exercise		Appreciation for
	Options		Employees in	Price	Expiration	Option Term(5)
Name	Granted (#)		Fiscal Year(3)	($/Share)(4)	Date	5% ($)	10% ($)

Joseph W. Alsop	90,000	(1)	4.65%	$23.07	5/21/13	$845,263	$1,969,821
	90,000	(2)	4.65%	$25.01	9/19/13	$916,342	$2,135,467
James D. Freedman	15,000	(1)	0.78%	$23.07	5/21/13	$140,877	$328,304
	15,000	(2)	0.78%	$25.01	9/19/13	$152,724	$355,911
David G. Ireland	30,000	(1)	1.55%	$23.07	5/21/13	$281,754	$656,607
	30,000	(2)	1.55%	$25.01	9/19/13	$305,447	$711,822
Richard D. Reidy	20,000	(1)	1.03%	$23.07	5/21/13	$187,836	$437,738
	20,000	(2)	1.03%	$25.01	9/19/13	$203,632	$474,548
Norman R. Robertson	25,000	(1)	1.29%	$23.07	5/21/13	$234,795	$547,173
	25,000	(2)	1.29%	$25.01	9/19/13	$254,540	$593,185

(1)	Except as noted in the following sentence with respect to Mr. Alsop, these non-qualified options vest on the date of grant with respect to 5% of the total amount, thereafter in equal monthly installments over a 57-month period commencing on June 1, 2006. Options to purchase 30,000 shares granted to Mr. Alsop vest on the date of grant with respect to 25% of such amount, thereafter in equal monthly installments over a 45-month period commencing on June 1, 2006.

(2)	Except as noted in the following sentence with respect to Mr. Alsop, these non-qualified options vest on the date of grant with respect to 12% of the total amount, thereafter in equal monthly installments over a 53-month period commencing on October 1, 2006. Options to purchase 30,000 shares granted to Mr. Alsop vest on the date of grant with respect to 31% of such amount, thereafter in equal monthly installments over a 41-month period commencing on October 1, 2006.

(3)	The Company granted options to purchase a total of 1,933,950 shares of Common Stock to employees in fiscal 2006. The Company granted no SARs during fiscal 2006.

(4)	All options were granted at fair market value, which was determined by the Compensation Committee to be the closing price of the Common Stock on the date of grant, as reported by The Nasdaq Stock Market.

(5)	The amounts shown represent hypothetical values that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock, the optionholders’ continued employment through the option period, and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information with respect to option exercises in fiscal 2006 and the value of unexercised options, as of November 30, 2006, for each of the Named Executive Officers.

			Number of		Value of
			Securities Underlying		Unexercised
			Unexercised		In-the-Money
			Options at		Options at
			Fiscal Year-End (#)(1)		Fiscal Year-End ($) (1)(2)
	Shares Acquired	Value	Exercisable/		Exercisable/
Name	On Exercise (#)	Realized ($)	Unexercisable		Unexercisable

Joseph W. Alsop	10,000	$238,751	1,981,000	/306,500	$28,687,860	/$1,872,722
James D. Freedman	16,794	$244,183	97,070	/ 84,500	$670,898	/$ 458,959
David G. Ireland	100	$1,592	276,200	/176,100	$2,248,433	/$ 954,773
Richard D. Reidy	—	$—	381,365	/128,469	$4,304,645	/$ 760,597
Norman R. Robertson	10,000	$159,090	250,440	/130,000	$2,346,026	/$ 674,625

(1)	As of November 30, 2006, the Company had issued no SARs.

(2)	Calculated on the basis of an assumed value of $27.05 per share, which was the average of the high and the low sale prices of the Company’s Common Stock on November 30, 2006, as reported by The Nasdaq Stock Market, less the applicable exercise price.

EMPLOYEE RETENTION AND MOTIVATION AGREEMENTS

The Company has entered into an agreement (an “Employee Retention and Motivation Agreement”) with each of the Named Executive Officers (“Covered Persons”), with respect to which amendments were approved by the Board of Directors in March 2007. Each Employee Retention and Motivation Agreement provides for certain payments and benefits upon a Change in Control (as defined in such agreement) of the Company and upon an Involuntary Termination (as defined in such agreement) of the Covered Person’s employment by the Company. Upon a Change in Control, each Covered Person’s annual cash bonus award shall be fixed and guaranteed at his respective target level. Payment of such bonus will immediately occur on a pro-rata basis with respect to the elapsed part of the relevant fiscal year. In addition, upon a Change in Control, all outstanding unvested options and restricted equity of the Covered Person will fully accelerate, unless the acquirer assumes all such options and restricted equity. Upon Involuntary Termination of a Covered Person within twelve months following a Change in Control, all remaining outstanding options and restricted equity of the Covered Person shall automatically become vested, the Covered Person shall be entitled to receive a lump sum payment equal to 15 months of total target compensation, and such Covered Person’s benefits shall continue for 15 months.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the financial information which will be provided to the shareholders and others, the internal control system which management and the Board have established, the independence and performance of the independent registered public accounting firm and the audit process. Each member of the Audit Committee is independent as defined by The Nasdaq Stock Market’s listing standards.

Management is responsible for establishing and maintaining adequate internal control over financial reporting to ensure the integrity of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of management’s assessment and effectiveness of the Company’s internal control over financial reporting in conjunction with an audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing opinions on the financial statements and management’s assessment and effectiveness of internal control over financial reporting. The Audit Committee has met and held discussions with management and Deloitte & Touche LLP regarding the attestation of internal control over financial reporting and the financial audit process of the Company.

The Audit Committee obtained from Deloitte & Touche LLP the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. The Audit Committee and Deloitte & Touche LLP have discussed such disclosures and letter, as well as the independence of Deloitte & Touche LLP.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended November 30, 2006 with management and Deloitte & Touche LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee reviewed and discussed with Deloitte & Touche LLP the communications required by standards established by the PCAOB (United States), including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and discussed the results of Deloitte & Touche LLP’s examination of the financial statements.

Based on the above-mentioned reviews and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2006, for filing with the Securities and Exchange Commission.

Charles F. Kane, Chairman
Roger J. Heinen, Jr.
Michael L. Mark
Amram Rasiel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Aggregate fees billed to the Company for services performed for the fiscal year ended November 30, 2006 and November 30, 2005 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, are as follows:

	Fiscal 2006	Fiscal 2005

Audit Fees(1)	$2,178,000	$1,792,000
Tax Fees(2)	$659,000	$451,000
Audit-Related Fees(3)	$11,000	$99,000
All Other Fees	$—	$—

(1)	Includes statutory audit fees related to the Company’s wholly owned foreign subsidiaries, as the results of these audits are utilized in the audit of the consolidated financial statements. Audit fees during 2006 also include fees relating to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and restatement of the Company’s previous year’s financial statements. In accordance with the policy on audit committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.

(2)	Includes fees primarily for tax compliance, tax advice and tax planning (domestic and international). In accordance with the policy on audit committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

(3)	Includes fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, proposed transactions, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions. In accordance with the policy on audit committee pre-approval, 100% of audit-related services provided by the independent registered public accounting firm are pre-approved.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT
SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Requests for specific services by the independent registered public accounting firm which comply with the auditor services policy are reviewed by the Company’s Finance, Tax, and Internal Audit departments. Requests approved by the group are aggregated and submitted to the Audit Committee in one of the following ways:

(1) Request for approval of services at a meeting of the Audit Committee; or

(2) Request for approval of services by the Chairman of the Audit Committee and then the approval by the full committee at the next meeting of the Audit Committee.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Company’s Board of Directors during fiscal 2006 were Messrs. Heinen and McGregor. Neither of them is or has ever been an officer or employee of the Company or of any of its subsidiaries. No member of the Compensation Committee is a party to any relationship required to be disclosed in this Proxy Statement under Item 404 of Regulation S-K promulgated by the Commission.

COMPENSATION COMMITTEE REPORT

The Company’s executive compensation program is established by the Compensation Committee.

The Company’s executive compensation philosophy.  The Company’s philosophy is to reward executives based upon corporate and individual performance as well as to provide long-term incentives for the achievement of future financial and strategic goals, thereby advancing both the short and long-term interests of shareholders. These goals include growth of the Company, defined primarily in terms of growth in revenue and operating profit. It is also the Company’s philosophy to base a significant portion of the executive’s total compensation opportunity on performance incentives consistent with the scope and level of the executive’s responsibilities.

Elements of executive compensation program.  The executive compensation program for fiscal 2006 consisted of the following three elements: (1) base salary; (2) incentive compensation in the form of annual cash bonus awards earned under the Company’s Fiscal 2006 Bonus Programs for Executives and Key Contributors (the “2006 Bonus Programs”); and (3) equity-based long-term incentive compensation in the form of stock options. The Compensation Committee believes that executive compensation should be aligned with long-term shareholder value. Therefore, the elements of the executive compensation program are weighted such that the equity-based long-term element is potentially the most rewarding element. All elements of the executive compensation program are designed to be competitive with those of comparable technology companies.

Cash Compensation.  Total cash compensation is comprised of base salary and annual bonus. Base salary increases for fiscal 2006 were based upon individual, business unit or departmental contribution and performance. The 2006 Bonus Programs were established by the Compensation Committee. For each participant, the 2006 Bonus Programs provided for a specified payment as a percentage of base salary depending on the attainment of specific operating metrics of the Company’s various business units, primarily focused on revenue growth and operating profit. The targets for the operating metrics are approved by the Board of Directors. If the Company or relevant business unit achieves 100% of its targeted operating metrics, 100% of the specified bonus is paid. More or less than 100% of the specified bonus may be paid depending on the Company’s level of achievement and the Compensation Committee’s assessment of the Company’s strength, stability and strategic position, as well as individual contribution. A further explanation of the elements of the executive compensation program as they relate to the CEO is provided below.

Cash Compensation of Chief Executive Officer.  Total cash compensation received by Mr. Alsop decreased for fiscal year 2006 compared to fiscal year 2005 by 8.2%. The decrease in Mr. Alsop’s fiscal 2006 total cash compensation was due to a lower payout of cash bonus resulting from under-achievement of operating profit and targeted revenue growth. Base salary for Mr. Alsop remained the same in fiscal 2006 as compared to fiscal 2005.

Equity Compensation.  Long-term incentive compensation, in the form of stock options and shares of restricted stock, is intended to correlate executive compensation with the Company’s long-term success as measured by the Company’s stock price. Stock options are tied to the future success of the Company because options granted have an exercise price equal to the closing market value at the date of the grant and will only provide value to the extent that the price of the Company’s stock increases above the exercise price. Since options granted generally vest monthly over a five-year period, option participants are encouraged to continue employment with the Company. Based on the foregoing considerations, during fiscal 2006, the Named Executive Officers received grants of stock options as disclosed in the Option Grant Table on page 10.

The stock options listed in the Option Grant Table for Mr. Alsop include options to purchase 120,000 shares related to fiscal 2006, and options to purchase 60,000 shares related to his annual option award for fiscal 2005. The stock option grant to Mr. Alsop for fiscal 2005 was deferred due to an insufficient number of shares being available for grant under the Company’s 1997 Stock Incentive Plan. The Company’s shareholders approved an increase in the number of shares authorized under the 1997 Plan at the 2006 Annual Meeting of Shareholders, and the Compensation Committee thereafter made a grant to Mr. Alsop related to one-half of his award for fiscal 2005, with the remaining portion of the grant (options to purchase an additional 60,000 shares) to be made in fiscal 2007. The grants for fiscal 2005 will vest as if they had been granted as originally scheduled in 2005. Each grant relating to fiscal 2005 is granted with an exercise price equal to the closing market value at the date of grant.

Benefits.  All employees who participated in the 401(k) Plan received a discretionary matching contribution for fiscal 2006, representing up to 6% of each eligible employee’s calendar year compensation, including base salary, commissions and bonus, depending on the employee’s length of service with the Company and the employee’s contribution level. Such matching contribution was approved by the Compensation Committee. The Named Executive Officers also received such a contribution, except that, due to limitations imposed on 401(k) matching contributions to higher-paid individuals under federal tax law, a portion of the contributions that otherwise would have been received by Mr. Alsop and the other Named Executive Officers disclosed in the Summary Compensation Table, pursuant to the 401(k) Plan were instead paid directly to such individuals. All such amounts are disclosed under “Other Compensation” in the Summary Compensation Table on pages 8 and 9. The Company’s health and insurance plans are the same for all employees. The Company’s stock purchase plan is available to all employees except Mr. Alsop, who is ineligible to participate in the plan due to his percentage of ownership of the Company.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes an annual limit of $1,000,000 on tax deductions that an employer may claim for compensation of certain executives. Section 162(m) of the Code provides exceptions to the deduction limitation for “performance-based” compensation, and it is the intent of the Compensation Committee to take advantage of such exceptions to the extent feasible and in the best interests of the Company.

Roger J. Heinen, Jr.
Scott A. McGregor

STOCK PERFORMANCE GRAPH

The following line graph compares the Company’s cumulative shareholder return with that of a broad market index (NASDAQ Stock Market Index for U.S. Companies) and a published industry index (NASDAQ Computer and Data Processing Services Stocks). Each of these indices is calculated assuming that $100 was invested on November 30, 2001.

Comparative 5-Year Cumulative Total Return*
Among Progress Software Corporation, Nasdaq Stock Market Index
and Nasdaq Computer and Data Processing Services Stocks

	Cumulative Total Return
	11/01	11/02	11/03	11/04	11/05	11/06
Progress Software Corporation	100	79	122	132	180	158
Nasdaq Stock Market Index (U.S.)	100	78	102	111	119	133
Nasdaq Computer & Data Processing Services Stocks	100	84	90	105	114	128

*	$100 invested on 11/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending November 30.

PROPOSAL 3: AMENDMENT TO THE PROGRESS SOFTWARE CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN

The Progress Software Corporation 1991 Employee Stock Purchase Plan (the “ESPP”) was adopted by the shareholders of the Company at a special meeting of shareholders held on July 1, 1991. The ESPP was amended and restated in March 1998, and further amended in September 2006. As of March 15, 2007, a total of 3,200,000 shares of Common Stock were authorized for issuance under the ESPP, of which approximately 203,000 remained available and reserved for issuance. The Company believes that the availability of an adequate reserve of shares for issuance under the ESPP will benefit the Company by providing employees with an opportunity to acquire shares of the Company’s Common Stock and will enable the Company to attract, retain and motivate valued employees. In March 2007, the Board of Directors unanimously approved an increase in the number of shares of Common Stock reserved for issuance under the ESPP by 800,000 shares to a total of 4,000,000 shares, which increase is subject to shareholder approval being received at the 2007 Annual Meeting. A copy of the ESPP, as proposed to be amended, is attached as Appendix A to this Proxy Statement.

If a quorum is present at the 2007 Annual Meeting, a majority of the votes properly cast will be necessary to approve the proposed amendment to the ESPP.

The Board of Directors recommends that you vote FOR the proposal to amend the ESPP to increase the maximum number of shares issuable thereunder from 3,200,000 shares to 4,000,000 shares.

Summary of the Provisions of the ESPP

The following summary of the ESPP, as amended, is qualified in its entirety by the specific language of the ESPP, a copy of which is attached as Appendix A.

Any employee of the Company or any present or future subsidiary of the Company is eligible to participate in the ESPP so long as the employee is customarily employed for at least 20 hours per week and for more than five months in a calendar year. No person who owns or holds, or as a result of participation in the ESPP would own or hold, stock or options to purchase stock, together equal to 5% or more of the total outstanding Common Stock of the Company is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase Common Stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

Participation in the ESPP is limited to eligible employees who authorize payroll deductions (within ranges specified by the Compensation Committee) pursuant to the ESPP. There are currently approximately 1,650 employees eligible to participate in the ESPP, of whom approximately 641 are participating. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive Offering Periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases. A participant may be enrolled in only one Offering Period at a time.

Each offering of Common Stock under the ESPP is for a period of 27 months (an “Offering Period”). Offering Periods are overlapping, with a new 27-month Offering Period beginning every three months. New Offering Periods begin on each January 1, April 1, July 1 and October 1. Each Offering Period is comprised of nine three-month exercise periods (“Exercise Periods”). Shares are purchased on the last business day of each Exercise Period, in March, June, September and December (“Exercise Dates”). The Board of Directors may establish different Offering Periods or Exercise Periods under the ESPP.

On the first day of an Offering Period, the Company grants to employees participating in such Offering Period an option to purchase shares of Common Stock. On the Exercise Date of each Exercise Period, the employee is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions. The option exercise price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first day of the Offering Period or the Exercise Date, whichever is lower. If the fair market value of the Common Stock on an Exercise Date (other than the last Exercise Date of an Offering Period) is less than its fair market value on the first day of an Offering Period, then after the exercise of the option, all participants will automatically be withdrawn from that offering and enrolled in the new Offering Period.

No Offering Period shall commence, and no Exercise Date shall occur, if at any time it is determined that the Company is not then lawfully permitted to offer, issue and sell shares of Common Stock in accordance with the terms of the ESPP pursuant to an effective registration statement under the Securities Act of 1933. If an Offering Period cannot commence for this reason, it may commence on a date other than January 1, April 1, July 1 or October 1, and may be for a duration of less than 27 months, as determined in the sole discretion of the Compensation Committee. If an Exercise Date cannot occur, the automatic exercise of an option shall occur on the next succeeding Exercise Date in the Offering Period, or if there is no such Exercise Date in the Offering Period, all of the participant’s outstanding payroll deductions will be returned.

Subject to certain limitations, the number of shares of Common Stock a participant purchases in each Exercise Period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the Exercise Period by the option exercise price. In general, if an employee is no longer a participant on an Exercise Date, the employee’s option, which would have been automatically exercised on such date, will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

A participant may elect to increase or decrease the amount of his or her payroll deductions at any time, subject to a minimum of 1% and a maximum percentage established by the Compensation Committee. A reduction in the amount of a participant’s payroll deductions will be effective seven business days after the Company receives written notice from the participant and will apply to the first full pay period commencing after such date. An increase in the amount of a participant’s payroll deductions will be effective seven business days after the Company receives written notice from the participant and will apply to the first full Exercise Period commencing after such date. A participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. If a participant withdraws from an Offering Period, that participant may not again participate in the same Offering Period.

The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, at its sole discretion, may establish a minimum holding period, for shares of stock acquired by a participant or a participant’s beneficiary upon exercise of an option granted under the ESPP. Currently, the Compensation Committee has set a three month holding period. The ESPP will continue until terminated by the Board of Directors.

If the increase in the number of shares reserved for issuance under the ESPP is approved by the shareholders of the Company, the Company intends to file a Registration Statement on Form S-8 covering the shares of Common Stock issuable as a result of such increase, and upon the effectiveness of such registration statement all such shares will be, when issued, eligible for resale in the public market.

The Company is unable to determine the dollar value and number of options or amounts that will be received by or allocated to any of the Company’s executive officers, such officers as a group, or employees who are not executive officers as a group, as a result of the increase in the number of shares subject to purchase under the ESPP. If the proposed amendment had been in effect during fiscal 2006, it would not have affected the number of options received by or allocated to participants in fiscal 2006.

The Board of Directors may, in its discretion, at any time, terminate or amend the ESPP except that no such termination may affect options previously granted nor may any amendment make a change in any option previously granted which would adversely affect the rights of an option holder under the ESPP.

Summary of Federal Income Tax Consequences

A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of Common Stock under the terms of the ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable Offering Period or within one year from the Exercise Date (a “Disqualifying Disposition”), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable Offering Period and at least one year after the Exercise Date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the exercise price or (ii) the excess of the fair market value of the shares on the first day of the applicable Offering Period over the exercise price. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the exercise price or (ii) the excess of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased over the exercise price will constitute ordinary income in the year of death.

The Company is generally entitled to a tax deduction in the year of a Disqualifying Disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed by the Company.

The foregoing is only a summary of the effect of the United States income tax laws and regulations upon an employee and the Company with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax. Participants are strongly urged to consult their own tax advisor concerning the application of the various tax laws that may apply to a participant’s particular situation.

PROPOSAL 4: PROPOSED AMENDMENT AND RESTATEMENT OF THE
COMPANY’S 1997 STOCK INCENTIVE PLAN

The Company’s 1997 Stock Incentive Plan (the “1997 Plan”) was adopted by the shareholders of the Company at the Annual Meeting of Shareholders held on April 25, 1997. Shares were added to the 1997 Plan in 1999, 2000 and 2006, and shareholder approval was obtained each time. As of March 15, 2007, a total of 9,540,000 shares of Common Stock were authorized for issuance under the 1997 Plan, of which 3,570,562 had already been issued upon exercise of options under the 1997 Plan, 189,560 had been granted subject to restricted stock awards, 4,514,568 were reserved for issuance upon exercise of outstanding stock options, and 1,265,310 remained available for future grant. The exercise prices and expiration dates of options outstanding under the 1997 Plan ranged from $10.47 to $30.81 per share and from February 1, 2008 to September 26, 2014, respectively.

In the Company’s 1997 proxy statement, pursuant to which shareholders initially approved the 1997 Plan, shareholders were told specifically that the “1997 Plan permits the granting to officers, directors, employees and others who provide services to the Company, at the discretion of the Committee, of a variety of stock incentive awards based on the Common Stock of the Company” (emphasis added). This same sentence also appeared in the Company’s 1999, 2000 and 2006 proxy statements in which shareholders were asked to approve increases in shares authorized to be issued under the 1997 Plan. In fact, on numerous occasions since 1997 the Company made option grants from the 1997 Plan to its directors, including directors who served on the Compensation Committee.

It was recently brought to the Company’s attention that the 1997 Plan contains language that prohibits directors who serve on the Compensation Committee from receiving any option grants under the 1997 Plan. It is the Company’s position that such language was a result of a scrivener’s error and should not have been included in the 1997 Plan. Nevertheless, under Nasdaq listing requirements, the Company must obtain shareholder approval before it can amend the 1997 Plan to delete the language prohibiting grants to directors who serve on the Compensation Committee. Further, after discussions with Nasdaq officials, the Company has taken action to cancel all outstanding stock options granted to members of the Board while serving on the Compensation Committee. With respect to options that have already been exercised, the affected director has agreed to return to the Company the shares acquired through option exercise and the Company has agreed to refund to the director the exercise price. In instances where the director has already sold the shares, the director has agreed to return to the Company the net profit from the sale of the shares.

On March 22, 2007, the Board of Directors unanimously approved the amendment and restatement of the 1997 Plan, subject to shareholders’ approval. No additional shares of Common Stock will be added to the 1997 Plan as a result of this amendment and restatement. The main purpose of this amendment and restatement is to correct the eligibility provisions of the 1997 Plan so that members of the Compensation Committee may be eligible to receive grants in the future. Other material changes include adding two new types of awards that may be granted under the 1997 Plan: deferred stock units and dividend equivalent rights. These additional awards would give the Company more flexibility in the use of stock-based awards to compensate its employees, directors and consultants.

If the amended and restated 1997 Plan is approved by the shareholders, the Company has committed to grant make-whole equity awards and/or cash payments to Messrs. Heinen and McGregor, the two directors whose stock options were cancelled. The size and amount of the make-whole awards have not been finally determined, but it is expected to be a mix of stock options, and deferred stock units designed to compensate the two directors for the value of the cancelled stock options.

If a quorum is present at the 2007 Annual Meeting, a majority of the votes properly cast at the meeting will be required to approve the proposed amendment and restatement of the Company’s 1997 Plan.

The Board of Directors recommends that shareholders vote FOR the proposal to approve the amendment and restatement of the 1997 Plan to change, among other things, the eligibility provisions to include directors who serve on the Compensation Committee and expand the type of awards that may be granted under the 1997 Plan to include deferred stock units and dividend equivalent rights.

Summary of the Provisions of the 1997 Plan

The following summary of the 1997 Plan is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

The 1997 Plan is administered by either the Board of Directors or the Compensation Committee (in either case, the “Administrator”) consisting of at least two “Outside Directors.” An “Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code which includes the Company (an “Affiliate”), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliate’s taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director.

The 1997 Plan permits the granting to officers, directors, employees and others who provide services to the Company, at the discretion of the Administrator, of a variety of stock incentive awards based on the Common Stock of the Company. Awards under the 1997 Plan include stock options (both incentive and non-qualified), grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals, stock appreciation rights, deferred stock units and dividend equivalent rights. The Administrator selects the person to whom awards are granted and the number, type and terms of the award granted. No person may be granted awards under the 1997 Plan with respect to more than 300,000 shares of Common Stock in any calendar year (including shares subject to awards that are forfeited, cancelled or otherwise terminated in that year). As of March 15, 2007, the Company had six non-employee directors and approximately 1,650 employees eligible to receive awards under the 1997 Plan.

Stock Options.  The 1997 Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options (“Incentive Options”) under Section 422 of the Code, and (ii) options that do not so qualify (“Non-Qualified Options”). The option exercise price of each option is determined by the Administrator but may not be less than 100% of the fair market value of the shares on the date of grant. The option exercise price of each option cannot be reduced without shareholder approval.

The term of each option is fixed by the Administrator and may not exceed 10 years from date of grant in the case of an Incentive Option. The Administrator determines at what time or times each option may be exercised and, subject to the provisions of the 1997 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator.

The exercise price of options granted under the 1997 Plan may be paid in cash or bank check or other instrument acceptable to the Administrator, or, with the consent of the Administrator, in shares of Common Stock. The exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as Incentive Options, options must meet additional requirements, including a $100,000 per year limitation on the value of shares subject to Incentive Options which first become exercisable in any one year, and a maximum 5-year term and exercise price of at least 110% of fair market value in the case of greater-than-10% shareholders.

Conditioned Stock.  The Administrator may also award shares of Common Stock subject to such conditions and restrictions as the Administrator may determine (“Conditioned Stock”). These conditions and restrictions may include provisions for vesting conditioned upon the achievement of certain performance objectives and/or continued employment with the Company through a specified vesting period. In the event awards of Conditioned Stock granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event awards of Conditioned Stock granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. The purchase price, if any, of shares of Conditioned Stock is determined by the Administrator.

If a participant who holds unvested shares of Conditioned Stock terminates employment for any reason (including death), the Company has the right to repurchase the unvested shares or to require their forfeiture in exchange for the amount, if any, which the participant paid for them. Prior to the fulfillment of the applicable conditions, the participant will have all rights of a shareholder with respect to the shares of Conditioned Stock, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 1997 Plan and in the participant’s Conditioned Stock award.

Unrestricted Stock.  The Administrator may also grant shares of Common Stock (at no cost or for a purchase price determined by the Administrator which shall not be less than fair market value) which are free from any restrictions under the 1997 Plan (“Unrestricted Stock”). Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to employees pursuant to other bonus plans of the Company. Participants may elect to receive all or a portion of their compensation in shares of Unrestricted Stock by entering into an irrevocable agreement with the Company no later than the date specified by the Administrator.

Performance Share Awards.  The Administrator may also grant performance share awards entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Administrator determines (“Performance Share Awards”). Except as otherwise determined by the Administrator, rights under a Performance Share Award not yet earned will terminate upon a participant’s termination of employment.

Stock Appreciation Rights.  The Administrator may also grant stock appreciation rights (“Stock Appreciation Rights”) which entitle the holder to receive, upon exercise, Common Stock having a fair market value equal to the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the Stock Appreciation Right, multiplied by the number of shares with respect to which the Stock Appreciation Right is exercised. Stock Appreciation Rights may be granted in conjunction with an option, in which event, upon exercise of one of the awards, the number of shares with respect to which the other award may be exercised is correspondingly reduced.

Deferred Stock Awards.  The Administrator may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance objectives and/or continued employment with the Company through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Administrator’s sole discretion and subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a fully vested deferred stock award. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Dividend Equivalent Rights.  The Administrator may grant dividend equivalent rights which entitle the participant to receive credits for dividends that would be paid if the participant had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Amendments and Terminations.  The Board of Directors may at any time amend or discontinue the 1997 Plan and the Administrator may at any time amend or cancel outstanding awards (or provide substitute awards at the same exercise or purchase price) for the purpose of satisfying changes in the law or for any other lawful purpose. Among other things, the Administrator has the authority to accelerate the exercisability or vesting of an award (except Conditioned Stock Awards) or extend the period for exercise of an award. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder’s consent. No amendment, unless approved by the shareholders of the Company, shall be effective if it would permit the repricing of Options or Stock Appreciation Rights granted to directors, and officers of the Company or permit the granting of Non-Qualified Options or Stock Appreciation Rights at less than 100% of the fair market value of the Common Stock on the date of grant. Moreover, no such amendment, unless approved by the shareholders of the Company, shall be effective if it would cause the 1997 Plan to fail to satisfy any then applicable incentive stock option rules under Federal tax law. In addition, no such amendment, unless approved by the shareholders of the Company, shall be effective if it would cause a material increase in the number of shares authorized under the Plan, a material increase in the benefits accruing to participants under the Plan, or a material increase in the eligible class of recipients under the Plan.

Change of Control Provisions.  The 1997 Plan provides that in the event of a “Change of Control” (as defined in the 1997 Plan) of the Company, options and certain other awards will become exercisable for the securities, cash or property that the holders of Common Stock received in connection with the Change of Control. In addition, the

Administrator may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate. The Administrator may also, in its discretion, cancel outstanding options and other awards effective upon the Change of Control, provided that holders have at least 30 days prior to such date in which to exercise such options and awards, to the extent then exercisable.

New Plan Benefits

Because the grant of awards under the 1997 Plan is generally within the discretion of the Administrator, the Company is unable to determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 1997 Plan, except as described below. Accordingly, in lieu of providing information regarding benefits that will be received under the 1997 Plan, the following table provides information concerning the benefits that were received by the following persons or groups during fiscal 2006: each Named Executive Officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

The amounts in the following table represent shares of Common Stock subject to options granted during fiscal 2006 under the 1997 Plan, regardless of whether such options have been exercised, and shares of Common Stock subject to Conditioned Stock Awards.

New Plan Benefits
1997 Stock Incentive Plan

		Number of
	Dollar Value	Shares of
Name and Position	($)(1)	Common Stock

Joseph W. Alsop	—	180,000
Co-Founder, Chief Executive Officer and director-nominee
James D. Freedman	—	30,000
Senior Vice President and General Counsel
David G. Ireland	—	60,000
President, OpenEdge Division
Richard D. Reidy	—	40,000
President, DataDirect Technologies
Norman R. Robertson	—	50,000
Senior Vice President, Finance and Administration and Chief Financial Officer
All current executive officers, as a group	—	395,000
All current directors who are not executive officers, as a group	—	99,250
All employees who are not executive officers, as a group	—	522,375

(1)	Grants of options to purchase shares of Common Stock have not been assigned a dollar value.

Equity Compensation Plan Information as of November 30, 2006

The following table provides information as of November 30, 2006 regarding shares of Common Stock that may be issued under the Company’s equity compensation plans. The table sets forth the total number of shares of

Common Stock issuable upon the exercise of outstanding options as of November 30, 2006, the weighted average exercise price of these options and the number of shares of Common Stock remaining available for future issuance.

	Number of
	Securities to be
	Issued Upon		Weighted-average
	Exercise of		Exercise Price of	Number of
	Outstanding		Outstanding	Securities
	Options, Warrants		Options, Warrants	Remaining Available
Plan Category	and Rights		and Rights	For Future Issuance

Equity compensation plans approved by shareholders(1)	5,705,000	(2)	$17.08	1,241,000	(3)
Equity compensation plans not approved by shareholders(4)	4,773,000		$21.30	329,000

Total	10,478,000		$19.00	1,570,000

(1)	Consists of the 1992 Incentive and Nonqualified Stock Option Plan, 1994 Stock Incentive Plan, 1997 Plan, and the ESPP.

(2)	Does not include purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)	Includes shares available for future issuance under the ESPP.

(4)	Consists of the 2002 Nonqualified Stock Plan and the 2004 Inducement Plan described below.

The Company has adopted two equity compensation plans, the 2002 Nonqualified Stock Plan (the “2002 Plan”), and the 2004 Inducement Stock Plan (the “2004 Plan”), for which the approval of shareholders was not required. The 2004 Plan is intended to be reserved for persons to whom the Company may issue securities as an inducement to become employed by the Company pursuant to the rules and regulations of The Nasdaq Stock Market. Executive officers and members of the Board of Directors are not eligible for awards under the 2002 Plan. An executive officer or director would be eligible to receive an award under the 2004 Plan only as an inducement to join the Company. Awards under the 2002 Plan and the 2004 Plan may include nonqualified stock options, grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. A total of 7,200,000 shares are issuable under the two plans.

Federal Tax Aspects of the 1997 Plan

The following is a summary of the principal Federal income tax consequences of transactions under the 1997 Plan. It does not describe all Federal tax consequences under the 1997 Plan, nor does it describe state, local or foreign tax consequences.

Incentive Options.  No taxable income is realized by an optionee upon the grant or exercise of an Incentive Option, but the exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. If shares issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant and within one year after the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) there will be no deduction for the Company for Federal income tax purposes.

If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year or one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).

Non-Qualified Options.  With respect to Non-Qualified Options under the 1997 Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (b) at disposition of the shares acquired upon exercise, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

Conditioned Stock.  A recipient of Conditioned Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time that the stock is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who so elects under Section 83(b) of the Code, within 30 days of the date of issuance of the Conditioned Stock, will realize ordinary income on the date of issuance equal to the fair market value of the shares of Conditioned Stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. The Company generally will receive a tax deduction equal to the amount includable as ordinary income to the recipient.

Unrestricted Stock.  The recipient of Unrestricted Stock will generally be subject to tax at ordinary income rates on the fair market value of such Unrestricted Stock on the date that such Unrestricted Stock is issued to the participant, minus any amount paid for such stock. The Company generally will be entitled to a deduction equal to the amount treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares.  The recipient of a Performance Share Award will generally be subject to tax at ordinary income rates on the fair market value of any Common Stock issued under the award on the date of issuance of the shares, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

Stock Appreciation Rights.  The recipient of a Stock Appreciation Right will generally be subject to tax at ordinary income rates on the fair market value of any Common Stock received upon exercise of the Stock Appreciation Right. The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

Deferred Stock Awards.  The recipient of a Deferred Stock Award will not be subject to any income tax until the award is settled in shares of Common Stock so long as the requirements of Section 409A of the Code are satisfied. Upon settlement of the award in shares of Common Stock, the recipient will be subject to tax at ordinary income rates on the fair market value of the Common Stock. The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

Dividends and Dividend Equivalents.  Dividends paid on Common Stock (including Conditioned Stock) and dividend equivalents paid with respect to Deferred Stock Awards will be taxed at ordinary income rates to the recipient. Generally, the Company will not be entitled to any deduction for dividends, except in the case of dividends paid on Conditioned Stock with respect to which no Section 83(b) election has been filed. The Company will be entitled to a deduction for dividend equivalents.

Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.  As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the 1997 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 1997 Plan is structured to allow options and Stock Appreciation Rights to qualify as performance-based compensation.

The foregoing is only a summary of the principal Federal income tax consequences of transactions under the 1997 Plan. This summary does not purport to be a complete description of all Federal tax implications, nor does it discuss the income tax laws of any municipality, state or foreign country in which a recipient under the 1997 Plan may reside or otherwise be subject to tax. Recipients of equity under the 1997 Plan are strongly urged to consult their own tax advisor concerning the application of various tax laws that may apply to a recipient’s particular situation.

PROPOSAL 5: SHAREHOLDER PROPOSAL

Proposal Concerning Executive Compensation

The Company has been notified that the International Brotherhood of Teamsters, Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, beneficial holder of 13,700 shares of the Company’s Common Stock, intends to present the following proposal at the 2007 Annual Meeting and has furnished the following statement in support of its proposal. The Company accepts no responsibility for the contents of the proposed resolution or supporting statement.

Resolved:  That the shareholders of Progress Software (“Company”) request that the Board of Directors’ Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:

1. The annual incentive or bonus component of the Plan should utilize defined financial performance criteria that can be benchmarked against a disclosed peer group of companies, and provide that an annual bonus is awarded only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2. The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria that can be benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial and stock price performance criteria; and

3. Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement:  We feel it imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value.

We believe common compensation practices contribute to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company’s performance. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

The Corporate Library determined several causes for concern with the Company’s compensation practices. Chiefly, while the Company has underperformed the industry and the S&P 500 at 3 and 1-year periods, the CEO’s total compensation, including realized options, exceeds the median for a company of its size by more than 20 percent.

We believe the Company’s Plan fails to promote pay-for-superior-performance principles. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term value.

We urge shareholders to vote FOR this proposal.

Progress Software Corporation’s Statement in Opposition

The Board of Directors recommends a vote AGAINST this proposal. While the Board supports the concept of pay-for-superior-performance, the proposal is unnecessary and too restrictive. The Board believes that the Company’s executive compensation programs are already significantly performance-related in a manner that aligns the interests of executives with those of the Company’s shareholders. Superior performance is multi-faceted and should not be limited to stock price performance or financial criteria benchmarked against peer group performance, as requested by this proposal. In addition, the Board believes that adopting the proposal would put the Company at a competitive disadvantage in hiring and retaining executives.

The report of the Compensation Committee included in this Proxy Statement describes the principles that guide the Compensation Committee in setting executive compensation. The Company’s philosophy is to reward executives based upon corporate and individual performance, as well as to provide long-term incentives for the achievement of future financial and strategic goals. The Compensation Committee believes that this philosophy advances both the short- and long-term interests of shareholders. The Company’s bonus program is designed to reward executives for the achievement of specific operating metrics, primarily focused on revenue growth and operating profit. The Company’s executives also receive long-term incentive compensation in the form of stock options, which are inherently performance-based because their value is measured by the Company’s stock price.

The Compensation Committee requires flexibility to design executive compensation based on a number of different measures, incentives and objectives, including operational and strategic objectives. The Compensation Committee has designed a compensation program that ties a significant portion of an executive’s compensation to the achievement of performance goals that are appropriate for the scope and level of that executive’s responsibilities (including company-wide, business unit and/or individual performance goals). In determining the appropriate performance goals, the Compensation Committee uses a variety of tools, including the review of benchmarks and comparative market data for a peer group of technology companies. However, with respect to peer group data, the

Compensation Committee does not believe in the application of rigid standards or mere mathematical averages that may not be sufficient to ascertain the Company’s performance versus the peer group.

Moreover, the Company’s executive compensation program is designed to attract and retain talented executives in today’s highly competitive market. The Board believes that limiting the Compensation Committee’s flexibility in awarding compensation to executives based on a variety of performance standards could place the Company at a competitive disadvantage in recruiting and retaining executives relative to comparable technology companies.

For the reasons stated above, the Board believes that the adoption of the shareholder proposal is unnecessary and not in the best interests of the Company and its shareholders.

Recommendation of the Company’s Board of Directors

If a quorum is present at the 2007 Annual Meeting, a majority of the votes properly cast will be necessary to approve the shareholder proposal.

THE BOARD OF DIRECTORS, WITH THE CONCURRENCE AND APPROVAL OF THE COMPENSATION COMMITTEE, RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2007. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the 2007 Annual Meeting. This representative will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions presented at the meeting.

EXPENSES OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail, the Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Directors, officers and regular employees of the Company may, without additional compensation, solicit shareholders in person or by mail, telephone, facsimile, or otherwise following the original solicitation.

PROPOSALS OF SHAREHOLDERS FOR 2008 ANNUAL MEETING

The Company anticipates that its 2008 Annual Meeting of Shareholders will be held on or about April 24, 2008. Proposals of shareholders of the Company intended to be presented at the 2008 Annual Meeting must, in order to be included in the Company’s proxy statement and the form of proxy for the 2008 Annual Meeting, be received at the Company’s principal executive offices by November 28, 2007.

Under the by-laws of the Company, any shareholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board of Directors of the Company) at the 2008 Annual Meeting, must give written notice of such proposal (including certain information about any nominee or matter proposed and the proposing shareholder) to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the scheduled annual meeting is given or made, such notice, to be timely, must be given within 10 days following such public disclosure or mailing of such notice, whichever is earlier.

AVAILABLE INFORMATION

Shareholders of record on February 28, 2007 will receive with this Proxy Statement a copy of the Company’s 2006 Annual Report on Form 10-K, containing detailed financial information concerning the Company. The Company’s 2006 Annual Report filed on Form 10-K is also available on-line from the U.S. Securities and Exchange Commission’s EDGAR database at the following address: www.sec.gov/cgi-bin/srch-edgar?progress+software.

Appendix A

PROGRESS SOFTWARE CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated 22 March 2007)

1.	PURPOSE

The Progress Software Corporation Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Progress Software Corporation (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	DEFINITIONS

(a) “Eligible Compensation” for purposes of the Plan means: (i) with respect to individuals who are hourly employees, base salary plus payments for overtime and bonuses or (ii) with respect to individuals who are salaried employees, base salary plus sales commissions and bonuses. Eligible Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Common Stock” means the common stock, $.01 par value per share, of the Company.

(e) “Company” shall also include any subsidiary of Progress Software Corporation designated as a participant in the Plan by the Board, unless the context otherwise requires.

(f) “Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by (i) the Company or (ii) any subsidiary corporation.

(g) “Subsidiary Corporation” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 424(f) of the Code.

3.	ELIGIBILITY

(a) Participation in the Plan is completely voluntary. Participation during any one or more of the Offering Periods, as hereafter defined, under the Plan shall neither limit, nor require, participation during any other Offering Period.

(b) Each Employee of the Company and its Subsidiary Corporations shall be eligible to participate in the Plan on any Offering Period commencement date, as hereafter identified, following the completion of three months of continuous service with the Company and/or its Subsidiary Corporations; provided, however, that no Employee shall be granted an option under the Plan:

(i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the

Company or any Subsidiary Corporation; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or

(ii) which permits his/her rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its Subsidiary Corporations to exceed US $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423 (b)(8) of the Code shall apply.

4.	OFFERING PERIOD / EXERCISE PERIOD

The right to purchase stock hereunder shall be made available by a series of “Exercise Periods” during an “Offering Period” to employees eligible in accordance with Paragraph 3 hereof.

Offering Period.  Each participant in the Plan will be enrolled in an Offering Period. An Offering Period has a duration of 27 consecutive months unless a participant: withdraws from the Plan, ceases to be an eligible employee, or is automatically transferred to a new Offering Period. Offering Periods commence on each of the following dates: January 1, April 1, July 1, or October 1.

Notwithstanding the foregoing, no Offering Period shall commence if at any time it is determined that the Company is not then lawfully permitted to offer, issue and sell shares of Common Stock in accordance with the terms of this Plan pursuant to an effective registration statement under the Securities Act of 1933, as amended. If an Offering Period cannot commence upon any date for the reason set forth above, an Offering Period may commence upon a date other than January 1, April 1, July 1 or October 1, and such Offering Period may be for a duration of less than 27 months. Any determination as to whether an Offering Period shall so commence on another date, and the duration of such Offering Period, shall be in the sole discretion of the Committee.

Exercise Period.  Each 27-month Offering Period consists of nine consecutive Exercise Periods lasting three months each. Exercise Periods start on January 1, April 1, July 1, and October 1.

Exercise Date.  During each 27-month Offering Period there will be nine Exercise Dates. An Exercise Date is the last date of each Exercise Period. Therefore, Exercise Dates will be as follows: March 31, June 30, September 30, and December 31.

Notwithstanding the foregoing and subject to Paragraph 22, in the event that, on any Exercise Date provided for herein, it is determined that the Company is not then lawfully permitted to offer, issue and sell shares of Common Stock in accordance with the terms of this Plan pursuant to an effective registration statement under the Securities Act of 1933, as amended, such Exercise Date shall be of no force or effect.

5.	PARTICIPATION

Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with their payroll department and the Plan administrator 20 days prior to an Offering Period commencement date.

A participant may be enrolled in only one Offering Period at a time. A participant will be re-enrolled automatically as a participant in future Offering Periods when an Offering Period in which such participant is currently enrolled ends, unless such participant withdraws from participation, is terminated or terminates employment, becomes ineligible to participate for any reason, or the Plan terminates.

6.	PAYROLL DEDUCTIONS

(a) At the time a participant files his/her authorization for a payroll deduction, he/she shall specify a percentage of his/her Eligible Compensation to be deducted from his/her pay on each payday during any Offering

Period in which he/she is a participant in the Plan. Such percentage shall be in increments of one percent (1%) up to a maximum percentage to be established for each Offering Period by the Committee.

(b) Payroll deductions for participants shall commence on the Offering Period commencement date following the effective date of his/her authorization for such payroll deductions.

(c) A participant may, at any time, reduce the percentage (but not below 1%) of his/her Eligible Compensation to be deducted on each payday that he/she participates in the Plan. A reduction in payroll deductions will be effective on the seventh business day following receipt of notice by the Company and will apply to the first full pay period commencing after such date.

(d) A participant may, at any time, increase the percentage (but not above the maximum established by the Committee) of his/her Eligible Compensation to be deducted on each payday that he/she participates in the Plan. An increase in payroll deductions will be effective on the seventh business day following receipt of notice by the Company and will apply to the first full Exercise Period commencing after such date.

(e) All payroll deductions made for a participant shall be credited to his/her account under the Plan. A participant may not make any separate cash payment into such account.

7.	GRANTING OF OPTION / EXERCISE PRICE

(a) On the commencement date of each Offering Period, a participant in such Offering Period shall be deemed to have been granted an option to purchase on each Exercise Date during such Offering Period (at the per share exercise price) up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated during the applicable Exercise Period by eighty-five (85%) of the market value per share of the Company’s Common Stock on the Offering Period commencement date or on the Exercise Date, whichever is lower, provided that the number of shares subject to the option shall not exceed 200% of the number of shares determined by dividing 10% of the participant’s Eligible Compensation over the Offering Period (determined as of the Offering Period commencement date) by 85% of the market value per share of the Company’s Common Stock on the Offering Period commencement date, subject to the limitations set forth in Section 3 (b) and 12 hereof. The Market value per share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.

(b) The exercise price per share to be paid for Common Stock purchased under the Plan shall be equal to the lower of 85% of the market value per share of the Common Stock on the first day of the Offering Period in which the Exercise Date falls, or 85% of the market value per share of the Common Stock on the Exercise Date. Market value per share of the Common Stock on a particular date is the closing price (or closing bid, if no sales were reported) of the Common Stock on the National Association of Securities Dealers Automated Quotation System, Inc. (“NASDAQ”), or, in the event the Common Stock is listed on a stock exchange, the market value per share shall be the closing price on such exchange, for that date, as reported in the Wall Street Journal. If a closing price is not available for a particular date, then the market value per share to be used for that date will be the closing stock price as of the last preceding trading day on the NASDAQ or a stock exchange for which a closing price is available. If the Common Stock is not listed on the NASDAQ or a stock exchange then the market value per share will be determined by the Committee.

For purpose of calculating the number of shares of Common Stock to be purchased with payroll deductions from participants outside of the United States, the Company will use the exchange rate published in the Wall Street Journal on the Exercise Date.

8.	EXERCISE OF OPTION

Unless a participant withdraws from the Plan or is terminated from participating in the Plan pursuant to paragraph 10 hereof, his/her option for the purchase of Common Stock will be deemed to have been exercised automatically on each Exercise Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his/her account at that time will purchase at the price of the Common Stock as determined in Paragraph 7 (b). Fractional shares will not be issued under the Plan and any excess funds in a participant’s account representing any fractional shares after Common Stock purchases made on each Exercise Date will be automatically carried forward to the next Exercise Period unless the participant elects, by written notice to their payroll department, to have the excess returned to him/her.

In the event that an Exercise Date is of no force or effect pursuant to the provisions of Paragraph 4 above, the automatic exercise described in this Paragraph shall occur on the next succeeding Exercise Date in such Offering Period that has not been determined to be of no force or effect. If there is no such Exercise Date in the Offering Period, all of the participant’s outstanding payroll deductions for such Offering Period shall be returned to the participant, without interest.

9.	NEW OFFERING PERIOD

If the market value of the Common Stock is lower on an Exercise Date than it was on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from that Offering Period immediately after the participants’ exercise of the option on such Exercise Date, and such participants will be automatically re-enrolled in a new Offering Period commencing immediately after that Exercise Date. The old Offering Period terminates upon such automatic re-enrollment.

10.	WITHDRAWAL AND TERMINATION

(a) Prior to the Exercise Date for each Exercise Period, any participant may withdraw all but not less than all of his/her payroll deductions under the Plan for such Exercise Period by giving written notice to his/her payroll department. All of the participant’s payroll deductions credited to such account will be paid to him/her after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made. Withdrawal from an Exercise Period will be deemed to be a withdrawal from the Offering Period which includes such Exercise Period. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

(b) A participant may elect not to exercise an option by giving written notice to their payroll department no less than seven (7) business days prior to the applicable Exercise Date. Any such election will be treated as a withdrawal pursuant to section (a) above.

(c) A participant’s election not to participate in, or withdrawal from, any Offering Period or Exercise Period within such Offering Period will not have any effect upon his/her eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

(d) Upon termination of the participant’s employment for any reason, including retirement but excluding death, all of his/her payroll deductions accrued during the relevant Exercise Period will be returned to the participant.

(e) Upon termination of the participant’s employment because of death, the participant’s beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the participant’s former payroll department prior to the expiration of a period of 90 days commencing with the date of the death of the participant but in no event later than the applicable Offering Period, either

(i) to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii) to exercise the participant’s option for the purchase of stock on the Exercise Date next following the date of the participant’s death for the purchase of the number of full shares which the participant’s accumulated payroll deductions, at the date of the participant’s death, will purchase at the applicable price, and any excess deductions will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the appropriate payroll department of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11.	INTEREST

No interest will be paid or allowed on any money paid into the Plan or credited to any participant.

12.	STOCK

(a) The maximum number of shares of Common Stock available for issuance and purchase by participants under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 4,000,000 shares of Common Stock, par value $.01 per share, of the Company. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to each participant under the Plan carried forward to the next Exercise Period in the applicable Offering Period or returned to the participant if the participant so chooses, by giving written notice to their payroll department to this effect.

(b) The participant will have no interest in stock underlying his/her option until such option has been exercised.

(c) The Committee, in its sole discretion, may establish a minimum holding period, if any, for shares of stock acquired pursuant hereto by any participant or his beneficiary pursuant to Paragraph 14 hereof. Certificates representing said shares of stock issued pursuant to this Plan may bear legends to that effect.

13.	ADMINISTRATION

The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14.	DESIGNATION OF BENEFICIARY

A participant shall file with their payroll department a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.	TRANSFERABILITY

Neither payroll deductions credited to a participant nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10(a).

16.	USE OF FUNDS

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	EFFECT OF CHANGES OF COMMON STOCK

If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18.	AMENDMENT OR TERMINATION

The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.

19.	NOTICES

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the participant’s payroll department.

20.	MERGER OR CONSOLIDATION

If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

21.	APPROVAL OF STOCKHOLDERS

The Plan is subject to the approval of the stockholders of the Company at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.

22.	GOVERNMENTAL AND OTHER REGULATIONS

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

Appendix B

PROGRESS SOFTWARE CORPORATION

1997 STOCK INCENTIVE PLAN
(Amended and Restated 22 March 2007)

Section 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS.

The name of the plan is the Progress Software Corporation 1997 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and directors of, and other persons providing services to, Progress Software Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Administrator” means either the Board or the Committee.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Share Awards, Stock Appreciation Rights and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cause” means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, (ii) any act or omission to act by the participant which may have a material and adverse effect on the Company’s business or on the participant’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or material neglect of duties by the participant in connection with the business or affairs of the Company or any affiliate of the Company.

“Change of Control” shall have the meaning set forth in Section 18.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Conditioned Stock Award” means an Award granted pursuant to Section 6.

“Committee” means a committee consisting of two Outside Directors.

“Deferred Stock Award” means an Award granted pursuant to Section 8.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Dividend Equivalent Right” means an Award granted pursuant to Section 11.

“Effective Date” means the date on which the Plan is approved by shareholders as set forth in Section 20.

“Eligible Persons” shall have the meaning set forth in Section 4.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by NASDAQ, or, if there are no market quotations on NASDAQ on such date, the closing price per share of the Stock on the last date preceding such date for which market quotations are available. If the Stock is not quoted on NASDAQ, the fair market value of the Stock shall be as determined by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliate”), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliate’s taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means an Award granted pursuant to Section 9.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award granted pursuant to Section 10. “Subsidiary” means a subsidiary as set forth in Section 424 of the Code. “Unrestricted Stock Award” means Awards granted pursuant to Section 7.

Section 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

(a) Administration of Plan.  The Plan shall be administered by the Administrator. In the event the Administrator is the Committee rather than the Board, it is the intention of the Company that the Committee shall consist of “disinterested persons” within the meaning of Section 162(m) of the Code, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person serving on the Committee is not a disinterested person. Except as specifically reserved to the Board under the terms of the Plan or when the Board is serving as Administrator, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers and other employees of, members of the Board of and other persons providing services to, the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock, Unrestricted Stock, Deferred Stock, Performance Shares, Stock Appreciation Rights, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate the exercisability or vesting of all or any portion of any Award with the exception of a Conditioned Stock Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

(vii) to reduce the per-share exercise price of any outstanding Stock Option or Stock Appreciation Right awarded to any employee of the Company, including any officer or director of the Company (but not to less than 100% of Fair Market Value on the date the reduction is made) provided, however, that such reduction shall be effective only if approved by the shareholders of the Company;

(viii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(ix) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

(c) Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

Section 3.	SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

(a) Shares Issuable.  The maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be 9,540,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Awards related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Limitation on Awards.  In no event may any Plan participant be granted Awards (including Stock Appreciation Rights) with respect to more than 300,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.

(c) Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Awards that can be granted to any one individual participant in any calendar year, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Conditioned Stock Award and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. Notwithstanding the foregoing, no adjustment shall be made under this Section 3(c) if the Administrator determines that such action could cause any Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A or otherwise could subject the participant to the additional tax imposed under Section 409A in respect of an outstanding Award or constitute a modification, extension or renewal of an Incentive Stock Option within the meaning of Section 424(h) of the Code. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Sale Event.  The Administrator may in its discretion accelerate the exercisability or vesting of all or any portion of outstanding Awards in the case of a Sale Event. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Administrator shall have the option (in its sole discretion) to make or provide for a cash payment to the participants holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the sale price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the sale price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such participant.

(e) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. The shares which may be delivered under such substitute awards shall be in addition to the maximum number of shares provided for in Section 3(a) only to the extent that the substitute Awards are granted in substitution for awards issued under a plan approved by the shareholders of the entity which issued such predecessor awards.

Section 4.	ELIGIBILITY.

Awards may be granted to officers or other key employees of the Company or its Subsidiaries, and to members of the Board and consultants or other persons who render services to the Company, regardless of whether they are also employees (“Eligible Persons”).

Section 5.	STOCK OPTIONS.

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after March 16, 2016.

(a) Grant of Stock Options.  The Administrator in its discretion may grant Incentive Stock Options only to employees of the Company or any Subsidiary. The Administrator in its discretion may grant Non-Qualified Stock Options to Eligible Persons. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 12 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(i) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall be not less than 100% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

(ii) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Shareholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise.  Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the option award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or his or her legal representative; provided, however, that the Administrator may, in the manner established by the Administrator, permit the transfer, without payment of consideration, of a Non-Qualified Stock Option by an optionee to a member of the optionee’s immediate family or to a trust or partnership whose beneficiaries are members of the optionee’s immediate family; and such transferee shall remain subject to all the terms and conditions applicable to the option prior to the transfer. For purposes of this provision, an optionee’s “immediate family” shall mean the holder’s spouse, children and grandchildren.”

(vi) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(vii) Repurchase Right.  The Administrator may in its discretion provide upon the grant of any Stock Option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Administrator all or any number of shares purchased upon exercise of such Stock Option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Administrator at the time the Option for the shares subject to repurchase is granted. In the event the Administrator shall grant Stock Options subject to the Company’s repurchase option, the certificates representing the shares purchased pursuant to such Options shall carry a legend satisfactory to counsel for the Company referring to the Company’s repurchase option.

(viii) Form of Settlement.  Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

Section 6.	CONDITIONED STOCK AWARDS.

(a) Nature of Conditioned Stock Award.  The Administrator in its discretion may grant Conditioned Stock Awards to any Eligible Person. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Conditioned Stock”). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award.  A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Administrator may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Administrator in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Administrator shall determine.

(c) Rights as a Shareholder.  Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award. Unless the Administrator shall otherwise determine, (i) uncertificated Conditioned Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Conditioned Stock are vested as provided in Section 6(d) below, and (ii) certificated Conditioned Stock shall remain in the possession of the Company until such Conditioned Stock is vested as provided in Section 6(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(d) Restrictions.  Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Conditioned Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if any, if a participant’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Conditioned Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such participant or such participant’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the participant or rights of the participant as a shareholder. Following such deemed reacquisition of unvested Conditioned Stock that are represented by physical certificates, a participant shall surrender such certificates to the Company upon request without consideration.

(e) Vesting of Conditioned Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Conditioned Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Conditioned Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Conditioned Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Conditioned Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Conditioned Stock and shall be deemed “vested.”

(f) Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Conditioned Stock.

Section 7.	UNRESTRICTED STOCK AWARDS.

(a) Grant or Sale of Unrestricted Stock.  The Administrator in its discretion may grant (or sell at a purchase price determined by the Administrator which shall in no event be less than 100% of Fair Market Value) to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Elections to Receive Unrestricted Stock In Lieu of Compensation.  Upon the request of an Eligible Person and with the consent of the Administrator, each Eligible Person may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Administrator, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid). Such Unrestricted Stock shall be paid to the Eligible Person at the same time as the cash compensation would otherwise be paid.

(c) Restrictions on Transfers.  The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 8.	DEFERRED STOCK AWARDS.

(a) Nature of Deferred Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the participant executing the Deferred Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a participant to elect to receive a portion of future cash compensation otherwise due to such participant in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the participant elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the participant if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Shareholder.  A participant shall have the rights as a shareholder only as to shares of Stock acquired by the participant upon settlement of a Deferred Stock Award; provided, however, that the participant may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Termination.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, a participant’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the participant’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(e) Restrictions on Transfer.  No Deferred Stock Award shall be transferable other than by will or by the laws of descent and distribution.

Section 9.	PERFORMANCE SHARE AWARDS.

(a) Nature of Performance Shares.  A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person including those who qualify for awards under other performance plans of the Company. The Administrator in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b) Restrictions on Transfer.  Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Shareholder.  A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

(d) Termination.  Except as may otherwise be provided by the Administrator at any time prior to termination of employment, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause).

(e) Acceleration, Waiver, Etc.  At any time prior to the participant’s termination of employment by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 15, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

Section 10.	STOCK APPRECIATION RIGHTS.

(a) Grant of Stock Appreciation Rights.  The Administrator in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified option and in conjunction therewith or in the alternative thereto.

(b) Exercise Price of Stock Appreciation Rights.  The exercise price per share of a Stock Appreciation Right granted alone shall be determined by the Administrator, but shall not be less than 100% of Fair Market Value on the date of grant of such Stock Appreciation Right. A Stock Appreciation Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Stock Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock exceeds the exercise price per share thereof.

(c) Terms and Conditions.  Upon any exercise of a Stock Appreciation Right, the number of shares of Stock for which any related Stock Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock with respect to which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Stock Option by the number of shares for which such Option shall have been exercised. Any Stock Appreciation Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Administrator.

(d) Settlement in Shares.  A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised.

(e) Deemed Exercise.  A Stock Appreciation Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the Stock subject to the Stock Appreciation Right exceeds the exercise price thereof on such date.

(f) Restrictions on Transfer.  No Stock Appreciation Right shall be transferable other than by will or by the laws of descent and distribution and all Stock Appreciation Rights shall be exercisable, during the holder’s lifetime, only by the holder.

Section 11.	DIVIDEND EQUIVALENT RIGHTS.

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent

Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(b) Termination.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a participant’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the participant’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(c) Restrictions on Transfer.  No Dividend Equivalent Rights shall be transferable other than by will or by the laws of descent and distribution.

Section 12.	TERMINATION OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Termination by Death.  If any participant’s employment by or services to the Company and its Subsidiaries terminates by reason of death, any Stock Option or Stock Appreciation Right owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two years (or such longer period as the Administrator shall specify at any time) from the date of death, or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(b) Termination by Reason of Disability or Normal Retirement.

(i) Any Stock Option or Stock Appreciation Right held by a participant whose employment by or services to the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year (or such longer period as the Administrator shall specify at any time) from the date of such termination of employment or services, or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(ii) Any Stock Option or Stock Appreciation Right held by a participant whose employment by or services to the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 90 days (or such longer period as the Administrator shall specify at any time) from the date of such termination of employment or services, or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(iii) The Administrator shall have sole authority and discretion to determine whether a participant’s employment or services has been terminated by reason of Disability or Normal Retirement.

(iv) Except as otherwise provided by the Administrator at the time of grant, the death of a participant during a period provided in this Section 12(b) for the exercise of a Stock Option or Stock Appreciation Right, shall extend such period for two years from the date of death, subject to termination on the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(c) Termination for Cause.  If any participant’s employment by or services to the Company and its Subsidiaries has been terminated for Cause, any Stock Option or Stock Appreciation Right held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide that such Option or Stock Appreciation Right can be exercised for a period of up to 30 days from the date of termination of employment or services or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(d) Voluntary Termination.  If any participant’s employment by or services to the Company and its Subsidiaries is voluntarily terminated, any Stock Option or Stock Appreciation Right held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide that such Option or Stock Appreciation right can be exercised for a period of up to 90 days from the date of termination of employment or services or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier. The foregoing provisions shall not apply to grants to directors and the Administrator shall have sole discretion to determine the length of the post-termination exercise period.

(e) Other Termination.  Unless otherwise determined by the Administrator, if a participant’s employment by or services to the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement, voluntary termination or for Cause, any Stock Option or Stock Appreciation Right held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for 90 days (or such longer period as the Administrator shall specify at any time) from the date of termination of employment or services or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

Section 13.	TAX WITHHOLDING.

(a) Payment by Participant.  Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares.  Subject to approval by the Administrator, a participant may elect to have the Company’s minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award.

Section 14.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 15.	AMENDMENTS AND TERMINATION.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. However, no such amendment, unless approved by the shareholders of the Company, shall be effective if it would (i) cause the Plan to fail to satisfy the incentive stock option requirements of the Code, (ii) permit the Board or the Committee to reprice Options or Stock Appreciation Rights granted to officers and directors of the Company under the Plan without shareholder approval, (iii) permit the Board or the Committee to grant Non-Qualified Stock Options or Stock Appreciation Rights under the Plan at less than 100% of the Fair Market Value on the date of grant of such Non-Qualified Stock Options or Stock Appreciation Rights, as the case may be, (iv) cause a material increase in the number of shares authorized under the Plan, (v) cause a material increase in benefits accruing to participants under the Plan, or (vi) cause a material increase in the eligible class of recipients under the Plan.

Section 16.	STATUS OF PLAN.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 17.	ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution.  Except as provided in Section 17(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time.  A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii) Separation from Service.  Separation from service (within the meaning of Section 409A) by the 409A Award participant; provided, however, that if the 409A Award participant is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 17(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii) Death.  The date of death of the 409A Award participant.

(iv) Disability.  The date the 409A Award participant becomes disabled (within the meaning of Section 17(c)(ii) hereof).

(v) Unforeseeable Emergency.  The occurrence of an unforeseeable emergency (within the meaning of Section 17(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change in Control Event.  The occurrence of a Change in Control Event (within the meaning of Section 17(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

(b) No Acceleration.  A 409A Award may not be accelerated or exercised prior to the time specified in Section 17(a) hereof, except in the case of one of the following events:

(i) Domestic Relations Order.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change in Control Event.  The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c) Definitions.  Solely for purposes of this Section 17 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance).

(ii) “Disabled” means a participant who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the participant resulting from an illness or accident of the participant, the participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the participant, loss of the participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

Section 18.	CHANGE OF CONTROL PROVISIONS.

(a) Upon the occurrence of a Change of Control as defined in this Section 18:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Conditioned Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Administrator may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Conditioned Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Administrator; or

(iii) each outstanding Stock Option, Conditioned Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Administrator as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, if the Administrator shall have accelerated the time for exercise of all such unexercised and unexpired Awards, in full during the 30-day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) persons who, as of January 1, 1997, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 1997 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Section 19.	GENERAL PROVISIONS.

(a) No Distribution; Compliance with Legal Requirements.  The Administrator may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Administrator may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates.  Stock certificates to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the participant by electronic mail (with proof of receipt) or by United States mail, addressed to the participant, at the participant’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

Section 20.	EFFECTIVE DATE OF PLAN.

This amended and restated Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders.

Section 21.	GOVERNING LAW.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

ANNUAL MEETING OF SHAREHOLDERS OF
PROGRESS SOFTWARE CORPORATION
April 26, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê
■     20633003300000000000   4                                                   042607

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,
THE SHARES WILL BE VOTED FOR THE PROPOSALS 1, 2, 3, AND 4, AND AGAINST PROPOSAL 5 AS SET FORTH ON THE REVERSE.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
2. Election of Directors.					1.	To fix the number of directors constituting the full Board of Directors of the Company at six.	☐	☐	☐
		NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡	Joseph W. Alsop Barry N. Bycoff Roger J. Heinen, Jr. Charles F. Kane Michael L. Mark Scott A. McGregor		3.	To approve an amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under such plan from 3,200,000 to 4,000,000 shares.	☐	☐	☐
☐	FOR ALL EXCEPT (See Instructions below)				4.	To approve the amendment and restatement of the Company’s 1997 Stock Incentive Plan.	☐	☐	☐

					5.	To consider and act upon the shareholder proposal described in the accompanying Proxy Statement if properly presented at the meeting.	☐	☐	☐

					The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4 and “AGAINST” Proposal 5.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE(S). IF SHAREHOLDER IS A CORPORATION OR PARTNERSHIP, PLEASE HAVE AN AUTHORIZED OFFICER SIGN ON BEHALF OF THE CORPORATION OR PARTNERSHIP.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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Dear Shareholder:
Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of Progress Software that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Shareholders, April 26, 2007.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
Progress Software Corporation
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PROGRESS SOFTWARE CORPORATION
14 OAK PARK, BEDFORD, MASSACHUSETTS 01730
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 26, 2007
     The undersigned shareholder of Progress Software Corporation the “Company”, revoking all prior proxies, hereby appoints Joseph W. Alsop, Norman R. Robertson and James D. Freedman, or any of them acting singly, proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s office at 14 Oak Park, Bedford, Massachusetts on April 26, 2007, at 10:00 A.M., local time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 27, 2007, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments or postponements thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.
(Continued and to be signed on the reverse side)

COMMENTS:

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